Exhibit 99.1
NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

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JANUARY 27, 2015	GERMAN AMERICAN BANCORP, INC. (GABC) REPORTS 5th CONSECUTIVE YEAR OF RECORD ANNUAL EARNINGS & ANNOUNCES INCREASE IN QUARTERLY CASH DIVIDEND

Jasper, Indiana –January 27, 2015 -- German American Bancorp, Inc. (NASDAQ: GABC) reported that the Company has again achieved record earnings for the year ended on December 31, 2014.  The record financial performance in 2014 continues a trend of exceptional performance by German American, as the Company has reported record earnings in each of its past five fiscal years.  The Company’s 2014 return on average shareholder equity of 13.21% is further evidence of this trend of strong long-term financial performance over the past decade, representing the 10th consecutive year that German American has delivered double-digit returns on shareholders’ equity.

The Company’s 2014 net income of $28.3 million, or $2.14 per share, was an increase of approximately 8%, on a per share basis, over its previous record annual net income of $25.4 million, or $1.98 per share reported in 2013.  Over the course of the past five year period of consecutive annual record earnings, German American has generated in excess of 14% compound annual growth in reported earnings per share. Fourth quarter earnings in the current year were $7.6 million, or $0.58 per share, an increase of approximately 16% from 2013 fourth quarter results of $6.6 million, or $0.50 per share.

The 2014 record performance was largely attributable to an increased level of net interest income and net interest margin, driven primarily by a higher level of average loans outstanding and an improved yield within the Company’ securities portfolio.  The Company also experienced improved non-interest income during the current year, the most significant of which was within German American’s insurance operations, and a reduced level of provision for loan loss, as the Company’s historic strong asset quality showed continued improvement in 2014.

The Company also announced that it was increasing the level of its regular quarterly cash dividend. German American’s Board of Directors declared a regular quarterly cash dividend of $0.17 per share, which will be payable on February 20, 2015 to shareholders of record as of February 10, 2015.  This level of regular quarterly cash dividend represents approximately a 6% increase above the Company’s prior quarterly cash dividend level.

Commenting on the Company’s long-term trend of exceptional financial performance, Mark A. Schroeder, German American’s Chairman & CEO, stated, “In 2014, we saw a continued resurgence of the economic strength within our markets throughout Southern Indiana.  As has been the case throughout the economic cycle, the relative level of employment within our markets remained among the strongest in the state, as well as compared to national statistics. The combination of market economic strength and stability was reflected in our ability, as a banking organization, to generate continued growth within our loan portfolio in 2014 while maintaining the level of superb asset quality that has been German American’s hallmark.  We are pleased to have also successfully continued to build upon our past success in all segments of our operations in 2014, having experienced strong growth during this past year across all four of our lines of business - banking, insurance, investment, and trust.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

2 of 10

We are obviously very proud of the level of long-term financial performance German American has attained.  Our ability to post five consecutive years of record earnings and a decade of double-digit return on shareholders equity has resulted in German American being nationally recognized as one of the premiere publicly-traded financial companies in the U.S.  While honored to have received this level of national recognition, we fully acknowledge that this degree of long-term success was only possible because of our clients continued acceptance of our offerings of financial products and services, our staff’s dedication toward making good on our pledge of exceptional customer service, and our shareholders unwavering willingness to invest in our Company.  We thank each of these groups for the privilege of assisting them in the achievement of their personal goals and objectives.”

Balance Sheet Highlights

Total assets for the Company increased to $2.234 billion at December 31, 2014, representing an increase of $70.1 million, or 3%, compared with December 31, 2013.  The increase during 2014 was largely attributable to growth of the Company’s loan portfolio from throughout its footprint.  December 31, 2014 loans outstanding increased by $15.2 million compared with September 30, 2014, and increased $66.8 million, or approximately 5%, compared to year-end 2013.

End of Period Loan Balances	12/31/14	09/30/14	12/31/13
(dollars in thousands)

Commercial & Industrial Loans	$380,079	$377,845	$350,955
Commercial Real Estate Loans	583,086	586,012	582,066
Agricultural Loans	216,774	201,867	192,880
Consumer Loans	134,847	133,764	130,628
Residential Mortgage Loans	137,204	137,286	128,683
	$1,451,990	$1,436,774	$1,385,212

Non-performing assets totaled $6.5 million at December 31, 2014 compared to $6.3 million of non-performing assets at September 30, 2014 and $9.4 million at December 31, 2013. Non-performing assets represented 0.29% of total assets at December 31, 2014 compared to 0.28% of total assets at September 30, 2014, and compared to 0.44% at December 31, 2013. Non-performing loans totaled $6.1 million at December 31, 2014 compared to $5.8 million at September 30, 2014, and compared to $8.4 million of non-performing loans at December 31, 2013. Non-performing loans represented 0.42% of total loans at December 31, 2014 compared with 0.40% of total outstanding loans at September 30, 2014 and 0.61% of total loans outstanding at December 31, 2013.

Non-performing Assets
(dollars in thousands)

	12/31/14	09/30/14	12/31/13
Non-Accrual Loans	$5,970	$5,667	$8,378
Past Due Loans (90 days or more)	140	96	8
Total Non-Performing Loans	6,110	5,763	8,386
Other Real Estate	356	521	1,029
Total Non-Performing Assets	$6,466	$6,284	$9,415

Restructured Loans	$2,726	$2,688	$2,418

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

3 of 10

The Company’s allowance for loan losses totaled $14.9 million at December 31, 2014 representing an decrease of $663,000 or 17% on an annualized basis from September 30, 2014 and an increase of $345,000 or 2% compared with year-end 2013.  The allowance for loan losses represented 1.03% of period end loans at December 31, 2014 compared with 1.09% of period-end loans at September 30, 2014 and 1.05% of period-end loans at December 31, 2013.  Under acquisition accounting treatment, loans acquired are recorded at fair value which includes a credit risk component, and therefore the allowance on loans acquired is not carried over from the seller.  The Company held a discount on acquired loans of $4.1 million as of December 31, 2014, $4.5 million at September 30, 2014 and $5.9 million at year-end 2013.

Total deposits increased $15.3 million as of December 31, 2014 compared with September 30, 2014 total deposits and decreased $32.4 million or 2% compared with year-end 2013.

End of Period Deposit Balances	12/31/14	09/30/14	12/31/13
(dollars in thousands)

Non-interest-bearing Demand Deposits	$428,016	$410,329	$400,024
IB Demand, Savings, and MMDA Accounts	1,018,320	1,020,504	1,063,098
Time Deposits < $100,000	198,916	205,980	224,361
Time Deposits > $100,000	134,509	127,658	124,673
	$1,779,761	$1,764,471	$1,812,156

Results of Operations Highlights – Year ended December 31, 2014

Net income for the year ended December 31, 2014 totaled $28,344,000 or $2.14 per share, an increase of $2,931,000 or approximately 8% on a per share basis, from the year ended December 31, 2013 net income of $25,413,000 or $1.98 per share.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

4 of 10

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Year Ended December 31, 2014			Year Ended December 31, 2013

	Principal Balance	Income/ Expense	Yield/Rate	Principal Balance	Income/ Expense	Yield/Rate
Assets
Federal Funds Sold and Other Short-term Investments	$14,056	$12	0.09%	$15,507	$30	0.19%
Securities	625,106	17,130	2.74%	628,949	15,582	2.48%
Loans and Leases	1,406,000	65,896	4.69%	1,272,055	61,862	4.86%
Total Interest Earning Assets	$2,045,162	$83,038	4.06%	$1,916,511	$77,474	4.04%

Liabilities
Demand Deposit Accounts	$408,836			$355,841
IB Demand, Savings, and MMDA Accounts	$1,038,243	$1,294	0.12%	$1,000,486	$1,573	0.16%
Time Deposits	336,269	2,834	0.84%	339,469	3,124	0.92%
FHLB Advances and Other Borrowings	160,101	1,919	1.20%	136,569	2,458	1.80%
Total Interest-Bearing Liabilities	$1,534,613	$6,047	0.39%	$1,476,524	$7,155	0.48%

Cost of Funds			0.30%			0.37%
Net Interest Income		$76,991			$70,319
Net Interest Margin			3.76%			3.67%

During the year ended December 31, 2014, net interest income totaled $74,399,000 representing an increase of $5,822,000 or 9% from the year ended December 31, 2013 net interest income of $68,517,000.  The tax equivalent net interest margin for the year ended December 31, 2014 was 3.76% compared to 3.67% in 2013.  The improvement of the net interest margin and net interest income in 2014 compared with 2013 was attributable to an increased level of average loans outstanding, improved securities yields, and a decline in the Company’s cost of funds.  Accretion of loan discounts on acquired loans contributed approximately 6 basis points to the net interest margin in 2014 compared with approximately 8 basis points in 2013.

The provision for loan loss totaled $150,000 during the year ended December 31, 2014 representing a decline of $200,000, or 57%, from the year ended December 31, 2013.  During 2014, the provision for loan loss represented approximately 1 basis point of average loans while the Company realized net recoveries of approximately 1 basis point of average loans.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

5 of 10

During the year ended December 31, 2014, non-interest income increased approximately 1% from the year ended December 31, 2013.

	Year Ended	Year Ended
Non-interest Income	12/31/14	12/31/13
(dollars in thousands)

Trust and Investment Product Fees	$3,675	$3,358
Service Charges on Deposit Accounts	4,829	4,144
Insurance Revenues	7,255	6,217
Company Owned Life Insurance	826	965
Interchange Fee Income	1,961	1,854
Other Operating Income	2,018	2,003
Subtotal	20,564	18,541
Net Gains on Loans	1,892	2,645
Net Gains (Loss) on Securities	1,481	2,429
Total Non-interest Income	$23,937	$23,615

Trust and investment product fees increased $317,000, or 9%, during 2014 compared with 2013 primarily due to increased retail brokerage revenues.  Service charges on deposit accounts increased $685,000 or 17%, during 2014 compared with 2013.

Insurance revenues increased approximately $1,038,000, or 17%, during 2014 as compared to 2013 as a result of increased contingency revenue and increased commercial insurance revenue.  Contingency revenue totaled $1,049,000 in 2014 compared with $246,000 during 2013.  Contingency revenue is reflective of claims and loss experience with insurance carriers that the Company represents through its property and casualty insurance agency.

Net gains on sales of loans decreased $753,000, or 28%, during 2014 compared with 2013.  Loan sales totaled $99.4 million during 2014 compared with $166.6 million during 2013.  During 2014, the Company realized net gains on the sale of securities of $1,481,000 related to the sale of approximately $58.7 million of securities.  During 2013, the Company realized net gains on the sale of securities of $2,429,000 related to the sale of $90.5 million of securities.  Included in the gain during 2013 was a $343,000 gain the Company realized related to the acquisition accounting treatment of the existing equity ownership position the Company held in United Commerce at the time of acquisition.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

6 of 10

During the year ended December 31, 2014, non-interest expense increased approximately $2,808,000, or 5%, compared with the year ended December 31, 2013.

	Year Ended	Year Ended
Non-interest Expense	12/31/14	12/31/13
(dollars in thousands)

Salaries and Employee Benefits	$32,710	$31,482
Occupancy, Furniture and Equipment Expense	7,047	6,443
FDIC Premiums	1,113	1,050
Data Processing Fees	3,675	3,133
Professional Fees	2,294	2,577
Advertising and Promotion	1,977	1,863
Intangible Amortization	1,254	1,416
Other Operating Expenses	7,643	6,941
Total Non-interest Expense	$57,713	$54,905

Salaries and benefits increased $1,228,000, or 4%, during 2014 compared with 2013.  The increase in salaries and benefits during 2014 compared with 2013 was primarily the result of an increased number of full-time equivalent employees due in part to the acquisition of United Commerce Bancorp.

Occupancy, furniture and equipment expense increased $604,000, or 9%, in 2014 compared with 2013. The increase was related to a larger number of banking offices driven by the acquisition of United Commerce Bancorp and a new banking location in Columbus.

Data processing fees increased $542,000, or 17%, during 2014 compared with 2013. The increase was primarily attributable to costs associated with the implementation of new commercial and retail digital banking platforms late in the fourth quarter of 2013 and in the first quarter of 2014.

Results of Operations Highlights – Quarter ended December 31, 2014

Net income for the quarter ended December 31, 2014 totaled $7,644,000, a decrease of $64,000, or 1%, from the third quarter of 2014 net income of $7,708,000 and an increase of $1,055,000, or 16%, compared with the fourth quarter of 2013 net income of $6,589,000.  On a per share basis, net income totaled $0.58 per share during the fourth quarter of 2014 and third quarter of 2014.  The fourth quarter earnings per share represented a 16% increase from the $0.50 recorded in the fourth quarter of 2013.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

7 of 10

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Quarter Ended December 31, 2014			Quarter Ended September 30, 2014			Quarter Ended December 31, 2013

	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate
Assets
Federal Funds Sold and Other Short-term Investments	$15,737	$4	0.10%	$15,788	$2	0.04%	$18,544	$5	0.09%
Securities	625,085	4,361	2.79%	627,098	4,277	2.73%	629,912	4,112	2.61%
Loans and Leases	1,437,071	16,908	4.67%	1,424,458	16,755	4.67%	1,372,391	16,471	4.77%
Total Interest Earning Assets	$2,077,893	$21,273	4.07%	$2,067,344	$21,034	4.05%	$2,020,847	$20,588	4.05%

Liabilities
Demand Deposit Accounts	$428,914			$400,223			$396,215
IB Demand, Savings, and MMDA Accounts	$1,055,393	$334	0.13%	$1,017,266	$317	0.12%	$1,054,668	$407	0.15%
Time Deposits	337,613	696	0.82%	330,494	708	0.85%	355,626	757	0.84%
FHLB Advances and Other Borrowings	141,779	471	1.32%	213,205	532	0.99%	125,764	480	1.51%
Total Interest-Bearing Liabilities	$1,534,785	$1,501	0.39%	$1,560,965	$1,557	0.40%	$1,536,058	$1,644	0.42%

Cost of Funds			0.29%			0.30%			0.32%
Net Interest Income		$19,772			$19,477			$18,944
Net Interest Margin			3.78%			3.75%			3.73%

During the quarter ended December 31, 2014, net interest income totaled $19,031,000 representing an increase of $240,000, or 1%, from the quarter ended September 30, 2014 net interest income of $18,791,000 and an increase of $643,000, or 4%, compared with the quarter ended December 31, 2013 net interest income of $18,388,000.  The tax equivalent net interest margin for the quarter ended December 31, 2014 was 3.78% compared to 3.75% in the third quarter of 2014 and 3.73% in the fourth quarter of 2013.  The increase in net interest income and in the net interest margin in the fourth quarter of 2014 compared with the third quarter of 2014 was primarily attributable to growth in the level of average loans outstanding.

Accretion of loan discounts on acquired loans contributed approximately 8 basis points on an annualized basis to the net interest margin in the fourth quarter of 2014 compared with 6 basis points in the third quarter of 2014 and 7 basis points in the fourth quarter of 2013.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

8 of 10

The Company recognized a negative $400,000 provision for loan loss in the fourth quarter of 2014 compared with no provision in the third quarter of 2014 and a $600,000 provision in the fourth quarter of 2013.  During the fourth quarter of 2014, the negative provision for loan loss represented approximately 11 basis points of average loans on an annualized basis while net charge-offs represented approximately 7 basis points of average loans on an annualized basis.

During the quarter ended December 31, 2014, non-interest income totaled $5,717,000, a decrease of $720,000 or 11%, compared with the quarter ended September 30, 2014, and a decrease of $434,000, or 7%, compared with the fourth quarter of 2013.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Income	12/31/14	09/30/14	12/31/13
(dollars in thousands)

Trust and Investment Product Fees	$947	$901	$925
Service Charges on Deposit Accounts	1,277	1,300	1,110
Insurance Revenues	1,478	1,739	1,559
Company Owned Life Insurance	223	210	249
Interchange Fee Income	494	508	462
Other Operating Income	439	599	456
Subtotal	4,858	5,257	4,761
Net Gains on Loans	417	613	469
Net Gains (Loss) on Securities	442	567	921
Total Non-interest Income	$5,717	$6,437	$6,151

Insurance revenues decreased $261,000, or 15%, during the quarter ended December 31, 2014, compared with the third quarter of 2014.  The decline was largely attributable to commercial related insurance revenues.

Net gains on sales of loans totaled $417,000 during the quarter ended December 31, 2014, a decrease of $196,000, or 32%, compared to the third quarter of 2014.  Loan sales totaled $27.1 million during the fourth quarter of 2014, compared with $28.6 million during the third quarter of 2014 and $26.6 million during the fourth quarter of 2013.

During the fourth quarter of 2014, the Company realized a net gain on the sale of securities of $442,000 representing a decline of $125,000, or 22%, compared with the gain on the sale of securities of $567,000 during the third quarter of 2014 and a decline of $479,000, or 52%, compared with the gain of the sale of securities of $921,000 during the fourth quarter of 2013.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

9 of 10
During the quarter ended December 31, 2014, non-interest expense totaled $14,402,000, an increase of $320,000, or 2%, compared with the quarter ended September 30, 2014, and a decrease of $196,000, or 1%, compared with the fourth quarter of 2013.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Expense	12/31/14	09/30/14	12/31/13
(dollars in thousands)

Salaries and Employee Benefits	$8,425	$7,975	$8,556
Occupancy, Furniture and Equipment Expense	1,799	1,725	1,705
FDIC Premiums	285	277	274
Data Processing Fees	783	935	1,079
Professional Fees	533	516	421
Advertising and Promotion	342	613	410
Intangible Amortization	279	302	372
Other Operating Expenses	1,956	1,739	1,781
Total Non-interest Expense	$14,402	$14,082	$14,598

Salaries and benefits increased $450,000, or 6%, during the quarter ended December 31, 2014 compared with the third quarter of 2014.  The increase in salaries and benefits during the fourth quarter of 2014 compared with the third quarter of 2014 was largely related to changes to employees paid time off benefits that occurred during 2014 and increased costs related to the Company’s health insurance plan.

Data processing fees decreased $152,000, or 16%, during the fourth quarter of 2014 compared with third quarter of 2014 and decreased $296,000, or 27%, compared with the fourth quarter of 2013.  The decline in data processing fees during the fourth quarter of 2014 compared with the third quarter of 2014 was largely attributable to a modestly elevated level of costs in the third quarter of 2014.  The decrease in the fourth quarter of 2014 compared with the same period of 2013 was largely attributable to $261,000 in data processing charges for United Commerce Bancorp in 2013.

About German American

German American Bancorp, Inc., is a NASDAQ-traded (symbol: GABC) financial services holding company based in Jasper, Indiana. German American, through its banking subsidiary German American Bancorp, operates 37 retail and commercial banking offices in 13 southern Indiana counties. The Company also owns a trust, brokerage, and financial planning subsidiary (German American Financial Advisors & Trust Company) and a full line property and casualty insurance agency (German American Insurance, Inc.).

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

10 of 10
Cautionary Note Regarding Forward-Looking Statements

The Company’s management, from time to time, in this press release and in its other public communications, may make statements that could be viewed as reflecting or implying management’s expectations for the future, and therefore be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release. Factors that could cause actual experience to differ from the expectations implied in this press release include the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities; risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations; factors driving impairment charges on investments; the impact, extent and timing of technological changes; litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future; actions of the Federal Reserve Board; changes in accounting principles and interpretations; potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to the Company’s banking subsidiary; actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms; and the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends. Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements. It is intended that these forward-looking statements speak only as of the date they are made. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	December 31,	September 30,	December 31,
	2014	2014	2013
ASSETS
Cash and Due from Banks	$33,481	$37,427	$37,370
Short-term Investments	8,965	49,740	22,762
Interest-bearing Time Deposits with Banks	100	100	100
Investment Securities	631,179	575,925	606,300

Loans Held-for-Sale	6,311	7,590	9,265

Loans, Net of Unearned Income	1,447,982	1,432,749	1,382,382
Allowance for Loan Losses	(14,929)	(15,592)	(14,584)
Net Loans	1,433,053	1,417,157	1,367,798

Stock in FHLB and Other Restricted Stock	7,040	9,096	9,004
Premises and Equipment	39,930	40,322	40,430
Goodwill and Other Intangible Assets	22,610	22,888	23,864
Other Assets	51,253	45,676	46,934
TOTAL ASSETS	$2,233,922	$2,205,921	$2,163,827

LIABILITIES
Non-interest-bearing Demand Deposits	$428,016	$410,329	$400,024
Interest-bearing Demand, Savings, and
Money Market Accounts	1,018,320	1,020,504	1,063,098
Time Deposits	333,425	333,638	349,034
Total Deposits	1,779,761	1,764,471	1,812,156

Borrowings	206,064	208,086	140,770
Other Liabilities	19,273	13,099	10,804
TOTAL LIABILITIES	2,005,098	1,985,656	1,963,730

SHAREHOLDERS' EQUITY
Common Stock and Surplus	121,876	121,691	121,196
Retained Earnings	104,058	98,528	84,164
Accumulated Other Comprehensive Income (Loss)	2,890	46	(5,263)
TOTAL SHAREHOLDERS' EQUITY	228,824	220,265	200,097

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,233,922	$2,205,921	$2,163,827

END OF PERIOD SHARES OUTSTANDING	13,215,800	13,210,395	13,173,793

BOOK VALUE PER SHARE	$17.31	$16.67	$15.19

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014	2013	2014	2013

INTEREST INCOME
Interest and Fees on Loans	$16,831	$16,680	$16,405	$65,597	$61,632
Interest on Short-term Investments and Time Deposits	4	2	5	12	30
Interest and Dividends on Investment Securities	3,697	3,666	3,622	14,777	14,010
TOTAL INTEREST INCOME	20,532	20,348	20,032	80,386	75,672

INTEREST EXPENSE
Interest on Deposits	1,030	1,025	1,164	4,128	4,697
Interest on Borrowings	471	532	480	1,919	2,458
TOTAL INTEREST EXPENSE	1,501	1,557	1,644	6,047	7,155

NET INTEREST INCOME	19,031	18,791	18,388	74,339	68,517
Provision for Loan Losses	(400)	-	600	150	350
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	19,431	18,791	17,788	74,189	68,167

NON-INTEREST INCOME
Net Gain on Sales of Loans	417	613	469	1,892	2,645
Net Gain on Securities	442	567	921	1,481	2,429
Other Non-interest Income	4,858	5,257	4,761	20,564	18,541
TOTAL NON-INTEREST INCOME	5,717	6,437	6,151	23,937	23,615

NON-INTEREST EXPENSE
Salaries and Benefits	8,425	7,975	8,556	32,710	31,482
Other Non-interest Expenses	5,977	6,107	6,042	25,003	23,423
TOTAL NON-INTEREST EXPENSE	14,402	14,082	14,598	57,713	54,905

Income before Income Taxes	10,746	11,146	9,341	40,413	36,877
Income Tax Expense	3,102	3,438	2,752	12,069	11,464

NET INCOME	$7,644	$7,708	$6,589	$28,344	$25,413

BASIC EARNINGS PER SHARE	$0.58	$0.58	$0.50	$2.15	$1.99
DILUTED EARNINGS PER SHARE	$0.58	$0.58	$0.50	$2.14	$1.98

WEIGHTED AVERAGE SHARES OUTSTANDING	13,211,120	13,210,395	13,164,889	13,202,822	12,786,065
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	13,232,607	13,230,675	13,191,772	13,223,178	12,807,678

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014	2013	2014	2013
EARNINGS PERFORMANCE RATIOS
Annualized Return on Average Assets	1.39%	1.41%	1.23%	1.31%	1.25%
Annualized Return on Average Equity	13.60%	14.19%	13.07%	13.21%	13.40%
Net Interest Margin	3.78%	3.75%	3.73%	3.76%	3.67%
Efficiency Ratio (1)	56.50%	54.34%	58.17%	57.18%	58.45%
Net Overhead Expense to Average Earning Assets (2)	1.67%	1.48%	1.67%	1.65%	1.63%

ASSET QUALITY RATIOS
Annualized Net Charge-offs to Average Loans	0.07%	-0.01%	0.14%	-0.01%	0.10%
Allowance for Loan Losses to Period End Loans	1.03%	1.09%	1.05%
Non-performing Assets to Period End Assets	0.29%	0.28%	0.44%
Non-performing Loans to Period End Loans	0.42%	0.40%	0.61%
Loans 30-89 Days Past Due to Period End Loans	0.25%	0.25%	0.28%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
Average Assets	$2,204,912	$2,191,484	$2,145,960	$2,170,753	$2,037,236
Average Earning Assets	$2,077,893	$2,067,344	$2,020,847	$2,045,162	$1,916,511
Average Total Loans	$1,437,071	$1,424,458	$1,372,391	$1,406,000	$1,272,055
Average Demand Deposits	$428,914	$400,223	$396,215	$408,836	$355,841
Average Interest Bearing Liabilities	$1,534,785	$1,560,965	$1,536,058	$1,534,613	$1,476,524
Average Equity	$224,885	$217,268	$201,662	$214,496	$189,689

Period End Non-performing Assets (3)	$6,466	$6,284	$9,415
Period End Non-performing Loans (4)	$6,110	$5,763	$8,386
Period End Loans 30-89 Days Past Due (5)	$3,632	$3,652	$3,829

Tax Equivalent Net Interest Income	$19,772	$19,477	$18,944	$76,991	$70,319
Net Charge-offs during Period	$263	$(42)	$480	$(195)	$1,286

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.
(5)	Loans 30-89 days past due and still accruing.